Exhibit 4.3

(Face of Certificate)

THIS SECURITY (THIS “CERTIFICATE”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BARCLAYS BANK PLC, OR ITS AGENT, FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE EXERCISE OF ANY U.K. BAIL-IN POWER BY THE RELEVANT U.K. RESOLUTION AUTHORITY MAY RESULT IN (I) THE REDUCTION OR CANCELLATION OF ALL, OR A PORTION, OF THE PRINCIPAL AMOUNT OF, OR INTEREST ON, OR ANY OTHER AMOUNTS PAYABLE ON, THE SECURITIES EVIDENCED BY THIS CERTIFICATE (THE “SECURITIES”); (II) THE CONVERSION OF ALL, OR A PORTION OF, THE PRINCIPAL AMOUNT OF, INTEREST ON, OR ANY OTHER AMOUNTS PAYABLE ON, THE SECURITIES INTO SHARES OR OTHER SECURITIES OR OTHER OBLIGATIONS OF BARCLAYS BANK PLC OR ANOTHER PERSON (AND THE ISSUE TO, OR CONFERRAL ON, THE HOLDER OF THE SECURITIES SUCH SHARES, SECURITIES OR OBLIGATIONS); AND/OR (III) THE AMENDMENT OR ALTERATION OF THE MATURITY OF THE SECURITIES, OR AMENDMENT OF THE AMOUNT OF INTEREST OR ANY OTHER AMOUNTS DUE ON THE SECURITIES, OR THE DATES ON WHICH INTEREST OR ANY OTHER AMOUNTS BECOME PAYABLE, INCLUDING BY SUSPENDING PAYMENT FOR A TEMPORARY PERIOD; WHICH U.K. BAIL-IN POWER MAY BE EXERCISED BY MEANS OF A VARIATION OF THE TERMS OF THE SECURITIES SOLELY TO GIVE EFFECT TO THE EXERCISE BY THE RELEVANT U.K. RESOLUTION AUTHORITY OF SUCH U.K. BAIL-IN POWER. THE RIGHTS OF HOLDERS AND BENEFICIAL OWNERS OF THE SECURITIES ARE SUBJECT TO, AND WILL BE VARIED, IF NECESSARY, SOLELY TO GIVE EFFECT TO, THE EXERCISE OF ANY U.K. BAIL-IN POWER BY THE RELEVANT U.K. RESOLUTION AUTHORITY.

(Face of Certificate continued on next page)

Date: March 19, 2018	CUSIP No.: 06746Q249
ISIN: US06746Q2497

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

BARCLAYS ETN+ FI ENHANCED GLOBAL HIGH YIELD EXCHANGE TRADED NOTES SERIES B

Original Aggregate Face Amount: $1,700,000,000

Reference is hereby made to the terms and conditions of the Securities set forth in (i) the Pricing Supplement related to the Securities, dated March 15, 2018 (the “Pricing Supplement”) and (ii) the sections of the Prospectus Supplement, dated July 18, 2016 (the “Prospectus Supplement”), entitled “U.K. Bail-in Power,” “Terms of the Notes,” “Interest Mechanics” and “Reference Assets” (such terms and conditions of the Securities set forth in the Pricing Supplement and such sections of the Prospectus Supplement, the “Incorporated Terms and Conditions”). The Incorporated Terms and Conditions are hereby incorporated by reference into this Certificate and are binding upon the parties hereto.

Barclays Bank PLC, a public limited company duly organized and existing under the laws of England and Wales (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or its registered assigns, the amounts due, if any, on the Securities, whether in cash, securities or other property, together with unpaid accrued interest thereon, in each case as specified in the Incorporated Terms and Conditions, on the date or dates specified in the Incorporated Terms and Conditions.

Any payment on the Securities, including any repayment of principal, will be subject to provisions relating to the U.K. Bail-in Power (as defined in the Prospectus Supplement) set forth under “Agreement with Respect to the Exercise of U.K. Bail-in Power” on the reverse of this Certificate. Any return on the Securities that may be deemed to be interest will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Securities shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Unless otherwise noted, all terms used in this Certificate that are not defined in this Certificate but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first set forth above.

BARCLAYS BANK PLC

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the Indenture.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

(Reverse of Certificate)

The Securities are part of a duly authorized issue of securities of the Company issued and to be issued in one or more series under an Indenture, dated as of September 16, 2004 (herein called the “Indenture,” which term shall have the meaning assigned to it in the Indenture), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Certificate, the latter shall control for purposes of the Securities.

The Securities are part of the series designated on the face hereof. References herein to “this series” mean the series designated on the face hereof.

Payments under the Securities will be made without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax, unless such deduction or withholding is required by law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the Securities, by acquiring the Securities, each Holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority (as defined in the Prospectus Supplement) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, interest on, or any other amounts payable on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest or any other amounts due on the Securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each Holder and beneficial owner of the Securities further acknowledges and agrees that the rights of Holders and beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

To the extent the terms of the Securities, as specified above, provide for the delivery of property, any reference in this Security to payment by the Company under the Securities shall be deemed to include delivery of property, as applicable.

By its acquisition of the Securities, each Holder and beneficial owner  (i) acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the Securities under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in this clause (iii), if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such beneficial owner or the Trustee.

No repayment of the principal amount of the Securities or payment of interest on, or any other amount payable on, the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

To the extent the terms of the Securities, as specified above, provide for an optional call, automatic call or redemption at the Holder’s option, and the Company has elected or is required to redeem the Securities, or if the Holder has exercised an option to require the Company to repurchase the Securities, but, in each case, prior to the payment of the redemption or repurchase amount with respect to such redemption or repurchase, the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of the Securities, the relevant redemption or repurchase notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption or repurchase amount shall be due and payable. If the event specified in the preceding sentence occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC and to the Trustee directly, specifying the occurrence of the relevant event.

Each Holder and beneficial owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Securities to the same extent as the Holders and beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-in Power.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying Holders and beneficial owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute a default or an Event of Default under the Indenture (as each term is defined therein).

All authority conferred or agreed to be conferred by each Holder and beneficial owner pursuant to this Security, including the consents given by such Holder and beneficial owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and beneficial owner.

Other Terms of the Securities

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the Securities shall be conclusive and binding upon such Holders and upon all future Holders of the Securities and of any Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities.

As provided in and subject to the provisions of the Indenture, the Holder of this Certificate shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holders of the Securities for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of the Securities as herein provided.

When all payments due on the Securities (whether in cash, securities or other property, as specified in the Incorporated Terms and Conditions), other than unpaid accrued interest thereon, if any,

have been made as provided herein (or such payments have been made available), the principal of the Securities shall be deemed to have been paid in full, whether or not the Securities shall have been surrendered for payment or cancellation. References to the payment of the principal of the Securities on any day shall be deemed to mean the payment that is payable on such day (whether in cash, securities or other property, as specified in the Incorporated Terms and Conditions). Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of each Outstanding Security will be deemed to equal the face amount of such Outstanding Security. The Securities shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of the Securities shall be deemed to have been paid in full as provided above, subject to the other provisions of this Certificate, including as provided under “Agreement with Respect to the Exercise of U.K. Bail-in Power” above.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities is registrable in the Senior Debt Security Register, upon surrender of the Securities for registration of transfer at the office or agency of the Company in any place where the principal of the Securities is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations as specified on the face hereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, whether or not the Securities be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate and the Securities shall be governed by and construed in accordance with the laws of the State of New York.